As filed with the Securities and Exchange Commission on March 1, 2006
                            File No. 333- [________]

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                           ELITE PHARMACEUTICALS, INC.
                       (Name of Registrant in its charter)

         DELAWARE                                           22-3542636
(State or jurisdiction of                                (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                             2004 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                MR. BERNARD BERK
                           ELITE PHARMACEUTICALS, INC.
                                165 LUDLOW AVENUE
                           NORTHVALE, NEW JERSEY 07647
                                 (201) 750-2646
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                            Scott H. Rosenblatt, Esq.
                         Reitler Brown & Rosenblatt LLC
                          800 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 209-3050
                               (212) 371-5500 Fax

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
                                                         PROPOSED       PROPOSED
                                                         MAXIMUM        MAXIMUM
                                           AMOUNT        OFFERING       AGGREGATE       AMOUNT OF
      TITLE OF SECURITIES                  TO BE         PRICE PER       OFFERING      REGISTRATION
       TO BE REGISTERED                  REGISTERED        SHARE          PRICE            FEE
-------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   2,500,000(1)    $2.33(2)       $5,825,000      $623.28(1)
-------------------------------------------------------------------------------------------------------

(1)       Represents  the  additional  shares  authorized by an amendment to the
          Plan  adopted  by  the  Board  of   Directors   and  approved  by  the
          stockholders of the Registrant on April 15, 2005

(2) The proposed maximum offering price per share has been estimated/determined pursuant to Rule 457(h), and is based on the closing sales price of the Company's Common Stock on the American Stock Exchange on February 28, 2006.

                           INCORPORATION BY REFERENCE


         The  contents  of  Registration   Statements  on  Form  S-8  (File  No.
333-118524) are incorporated herein by reference thereto.

                                     PART I


ITEM 8. EXHIBITS.

Exhibit

   4.1 Amendment to 2004 Stock Option Plan approved by stockholders on April 15, 2005.

   5.1 Opinion of Reitler Brown & Rosenblatt LLC regarding the legality of the securities being registered.

   23.1 Consent of Miller Ellin & Company, LLP, independent auditors of Registrant.

   23.2     Consent of Reitler Brown & Rosenblatt LLC (included in Exhibit
            5.1 hereto).

   24.1     Power of Attorney (included on signature page).




ITEM 9. UNDERTAKINGS.


(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Northvale, State of New Jersey, on February 28, 2006.


                         ELITE PHARMACEUTICALS, INC.


                         By:      /s/ Bernard Berk
                               ----------------------------------------------
                               Bernard Berk, President and Chief Executive
                               Officer


                         By:      /s/ Mark I. Gittelman
                               ----------------------------------------------
                               Mark I. Gittelman, Chief Financial Officer and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES                        TITLE                          DATE
----------                        -----                          ----


/s/ Bernard Berk                  Chief Executive Officer      February 28, 2006
--------------------------        and Chairman of the Board
Bernard Berk



/s/ Mark I. Gittelman             Chief Financial Officer      February 28, 2006
--------------------------        and Treasurer
Mark I. Gittleman


/s/ Edward L. Neugeboren          Director                     February 28, 2006
--------------------------
Edward L. Neugeboren



/s/ Barry Dash                    Director                     February 28, 2006
--------------------------
Barry Dash



/s/ Melvin Van Woert              Director                     February 28, 2006
--------------------------
Melvin Van Woert

                                 SIGNATURE PAGE
                                       AND
                                POWER OF ATTORNEY

         The undersigned directors of Elite Pharmaceuticals, Inc. by their execution of this signature page also hereby constitute and appoint Mr. Bernard Berk or Mark I. Gittelman with power to act one without the other, as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                 TITLE                                 DATE
----------                 -----                                 ----



/s/ Bernard Berk           Chairman of the Board and Director  February 28, 2006
-------------------------
Bernard Berk



/s/ Edward L. Neugeboren   Director                            February 28, 2006
-------------------------
Edward L. Neugeboren



/s/ Barry Dash             Director                            February 28, 2006
-------------------------
Barry Dash



/s/ Melvin Van Woert       Director                            February 28, 2006
-------------------------
Melvin Van Woert